EXHIBIT 4.23

                  AMENDMENT TO AMENDED AND RESTATED ASSIGNMENT
                             AND SECURITY AGREEMENT

         THIS AMENDMENT TO AMENDED AND RESTATED ASSIGNMENT AND SECURITY AGREEMENT is made and entered into as of January 14, 1998, by and between NORTHEAST ENERGY ASSOCIATES, A LIMITED PARTNERSHIP, a Massachusetts limited partnership ("NEA"), NORTH JERSEY ENERGY ASSOCIATES, A LIMITED PARTNERSHIP, a New Jersey limited partnership ("NJEA"), (NEA and NJEA are individually referred to as a "Borrower" and collectively referred to as the "Borrowers"), INTERCONTINENTAL ENERGY CORPORATION ("IEC") Northeast Energy, LP, a Delaware limited partnership ("NE LP") and STATE STREET BANK AND TRUST COMPANY as "Collateral Agent" under the Collateral Agency Agreement referred to below (in such capacity, the "Collateral Agent").

                                R E C I T A L S:

         A. The Borrowers, the Collateral Agent and IEC have entered into the Amended and Restated Assignment and Security Agreement dated as of December 1, 1994 (the "Amended and Restated Assignment and Security Agreement") pursuant to which IEC granted to the Collateral Agent a security interest in all of the Collateral (as such term is defined in the Amended and Restated Assignment and Security Agreement).

         B. Pursuant to and subject to the terms and conditions of the Credit Agreement dated as of December 1, 1994 (as amended, the "Credit Agreement") among the Borrowers and The Sanwa Bank Limited, the New York Branch ("Sanwa"), as issuing bank (in such capacity, the "Issuing Bank"), as a "Bank" (in such capacity, the "Bank") and as agent for the Bank and the Issuing Bank (in such capacity, the "Agent"), the Issuing Bank has agreed to issue and renew letters of credit (the "Letters of Credit") in support of certain obligations of the Borrowers under the Power Purchase Agreements referred to therein as well as certain other obligations referred to therein.

         C. IEC Funding Corp., a Delaware corporation (the "Issuer"), has entered into the trust indenture, dated as of November 15, 1994, as supplemented by the first supplemental trust indenture, dated as of November 15, 1994 (the "Indenture"), with the Borrowers and State Street Bank and Trust Company ("State Street"), as Trustee (in such capacity, the "Trustee"), pursuant to which the Issuer's 8.43% Senior Secured Notes due 2000, 9.16% Senior Secured Notes due 2002, 9.32% Senior Secured Bonds due 2007 and 9.77% Senior Secured Bonds due 2010, in the aggregate principal amount outstanding as of the date hereof of $490,286,720, were issued.


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         D. In connection with the Credit Agreement and the Indenture, and as a condition to the obligations of the Issuing Bank to issue or renew the Letters of Credit and of the Bank to make working capital loans to the Borrowers, the Borrowers, Sanwa Bank Trust Company of New York, as Trustee and the Collateral Agent entered into a Pledge, Trust & Intercreditor Agreement dated as of December 1, 1994 (the "Pledge, Trust & Intercreditor Agreement").

         E. In connection with the Indenture and certain other agreements, the Borrowers and the Secured Parties (as defined in the Collateral Agency Agreement) have entered into the Collateral Agency Agreement dated as of December 1, 1994 (the "Collateral Agency Agreement") which provides, among other things, for (a) the exercise of certain rights and remedies under the Amended and Restated Assignment and Security Agreement and certain other Security Documents (the "Security Documents") referred to therein, by the Collateral Agent and (b) the priority of their respective security interests created by the Security Documents.

         F. Pursuant to the Purchase Agreement dated as of November 21, 1997 (the "Purchase Agreement") among Intercontinental Energy Corporation, a Delaware corporation and the sole general partner of each Borrower, and the limited partners of each Borrower, as sellers (the "Sellers"), NE LP, Northeast Energy, LLC, a Delaware limited liability company ("NE LLC"), ESI Northeast Energy Funding, Inc. a Florida corporation ("ESI Funding") and Tractebel Power, Inc. ("Tractebel"), a Delaware corporation, as buyers (collectively, the "Buyers") pursuant to which (i) NE LP and NE LLC shall purchase from the Sellers all of the general and limited partnership interests in the Borrowers and (ii) ESI Funding and Tractebel shall purchase 7,500 issued and outstanding shares of Common stock of the Issuer (the "Acquisition").

         G. Upon the consummation of the Acquisition, the general partner of the Borrowers will be NE LP, which is directly or indirectly wholly-owned by special purpose subsidiaries of ESI Energy, Inc. and Tractebel Power, Inc.

         H. In connection with the Acquisition, the Borrowers, the Grantor and the Collateral Agent have agreed to enter into this Amendment in order to implement an amendment to the Amended and Restated Assignment and Security Agreement, which amendment permits the Grantor to, among other things, (i) sell, assign or otherwise dispose of its general partnership interest in the Borrowers pursuant to the Purchase Agreement, (ii) admit NE LP as a general partner to each Borrower pursuant to the Purchase Agreement, (iii) enter into certain amendments and restatements of the Partnership Agreement and (iv) consummate certain transactions not constituting certain Events of Default under the Indenture.

         I. Further, in connection with the Acquisition, the Issuer, the Borrowers and the Trustee are executing and delivering concurrently herewith a Second Supplemental Trust Indenture to the Indenture (the "Second Supplemental Indenture") in order to implement, among other things, certain of the proposed amendments described in the preceding paragraph.

         NOW, THEREFORE, the Borrowers, IEC, NE LP and the Collateral Agent hereby agree as follows:

         1. Terms. Capitalized terms not defined herein shall have the meaning given such terms in the Amended and Restated Assignment and Security Agreement.

         2. Amendments.

            2.1 Section 3 of the Amended and Restated Assignment and Security Agreement is hereby amended to read in its entirety as follows:

                (b) So long as the Secured Obligations have not been satisfied or performed or paid in full, as the case may be, the Grantor will not, except as otherwise permitted under the Indenture, (i) cancel or terminate the Partnership Agreement or consent to or accept any cancellation or termination thereof, (ii) sell, assign or otherwise dispose of (by operation of law or otherwise) any part of its general partnership interest in the Borrowers (other than pursuant to the Purchase Agreement dated as of November 21, 1997 (the "Purchase Agreement") among the parties identified on Schedule I thereto), (iii) admit any other partner to either Borrower as a general partner (other than NE LP, as contemplated in the Purchase Agreement) or (iv) amend, supplement or otherwise modify the Partnership Agreement (as in effect on the date hereof) in a manner that would materially and adversely affect the rights of the Grantor as a general partner thereunder, provided that the foregoing shall not be construed to preclude (i) entry into amendments and restatements of the Partnership Agreement simultaneously with closing of the transactions contemplated by the Purchase Agreement, or (ii) the consummation of any transaction (A) not constituting an Event of Default under Section 10.1(n) or 10.1(o) of the Indenture (in each case as amended by the Second Supplemental Indenture dated as of January 14, 1998 among IEC Funding, the Partnerships and the Trustee), or (B) permitted under the Indenture resulting in a Permitted Successor to either Borrower in accordance with the Indenture. The Grantor at the Borrowers' expense will perform and comply in all material respects with all terms and provisions of the Partnership Agreement required to be complied with by the Grantor.


         2.2 The addresses for notices specified on the signature pages hereof shall supersede any prior addresses designated pursuant to the Amended and Restated Assignment and Security Agreement.

         2.3 It is acknowledged and agreed that (a) NE LP is hereby substituted for IEC as the Grantor under the Amended and Restated Assignment and Security Agreement, and (b) IEC shall cease to be a party thereto.

         3. Conditions to Effectiveness. This Amendment shall become effective on the date on which each of the conditions specified in Article II of the Second Supplemental Indenture shall have been satisfied.

         4. Successors and Assignees. This Amendment shall be binding upon and inure to the benefit of the Borrowers, the Grantor and the Collateral Agent and their respective successors and assigns.

         5. Counterparts. This Amendment may be executed in any number of counterparts and each such counterpart shall be deemed to constitute but one and the same instrument.

         6. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

         7. No Other Changes. Except as modified and amended pursuant to the terms of this Amendment, the terms and conditions of the Amended and Restated Assignment and Security Agreement shall remain in full force and effect in accordance with its terms, and the Borrowers, the Grantor and the Collateral Agent hereby ratify, confirm and reaffirm the terms and conditions of the Amended and Restated Assignment and Security Agreement as modified and amended hereby.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.


                                            INTERCONTINENTAL ENERGY CORPORATION,



                                            By: /s/ James Blakey
                                                ------------------------
                                            Name: James Blakey
                                            Title: Vice President


                                            NORTHEAST ENERGY ASSOCIATES,
                                            A LIMITED PARTNERSHIP


                                            By:  Intercontinental Energy
                                                 Corporation,


                                            By: /s/ James Blakey
                                                ------------------------
                                            Name: James Blakey
                                            Title: Vice President


                                            Address for Notices:
                                            c/o ESI Energy, Inc.
                                            11760 U.S. Highway 1, Suite 600
                                            North Palm Beach, FL  33408


                                            NORTH JERSEY ENERGY ASSOCIATES,
                                            A LIMITED PARTNERSHIP

                                            By:  Intercontinental Energy
                                                 Corporation,



                                            By: /s/ James Blakey
                                                -------------------------
                                            Name: James Blakey
                                            Title: Vice President


                                Address for Notices:
                                c/o ESI Energy, Inc.
                                11760 U.S. Highway 1, Suite 600
                                North Palm Beach, FL  33408

                                   STATE STREET BANK AND TRUST COMPANY,
                                   as Collateral Agent



                                   By: /s/ Paul D. Allen
                                   Name: Paul D. Allen
                                   Title: Vice President


                                   NORTHEAST ENERGY, LP,



                                   By: ESI Northeast Energy GP, Inc.,
                                       General Partner



                                   By:  /s/ Glenn E. Smith
                                         -----------------
                                   Name: Glenn E. Smith
                                   Title: Vice President


                                   By: Tractebel Northeast Generation GP, Inc.,
                                       General Partner



                                   By:  /s/ Charles Vetters
                                        -------------------
                                   Name: Charles Vetters
                                   Title: Vice President